Exhibit 99.1

KULR TECHNOLOGY GROUP NAMES DR. WILLIAM WALKER, Ph.D. AS CHIEF TECHNOLOGY OFFICER

Directing the Next Wave of Innovation for KULR, Walker Will Lead the Engineering Team Toward the Future of Energy Management Solutions and Help KULR Expand into New Commercial Markets

SAN DIEGO / GLOBENEWSWIRE / November 1, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform accelerating the electrification of the circular economy, today announced the appointment of Dr. William Walker, Ph.D. as the new Chief Technology Officer (“CTO”), effective immediately. In his new position, Dr. Walker will envision, design, and direct the next wave of energy management solutions to transform the electrification industry and help the company expand into new markets. Walker will also spearhead the continued evolution of KULR’s battery safety platform and the suite of battery testing services with the Company’s Fractional Thermal Runaway Calorimeter (“FTRC”).

As part of Walker’s promotion to CTO, Dr. Timothy Knowles, a Co-Founder of KULR who served as the previous CTO of the Company will remain as part of KULR’s Board of Directors as Executive Technical Fellow.

“As we expand our offering toward a more vertically integrated energy management company, we are excited to have Dr. Walker take on the mantle as CTO of KULR and help direct the future of our technology platform to deliver upon the promise of the electrification movement,” said Michael Mo, Co-Founder, and CEO of KULR Technology Group. “Dr. Walker’s significant Li-ion battery and thermal management expertise is a great fit to lead KULR’s test engineering division into its next phase of growth. And, we are thrilled to have Dr. Knowles' continued guidance on the Board in his new role.”

“Bringing the collective energy management solutions of KULR forward as CTO is a tremendous honor and I am committed to helping the company swiftly commercialize our solutions for cross industry utilization and beyond,” said Dr. Walker. “Working alongside KULR’s team of engineers and innovative designers is inspiring and I look forward to working with the leadership team to help further transform the industry and also in advancing KULR’s mission of providing its customers with proven renewable energy solutions.”

Prior to joining KULR, Dr. Walker was employed by NASA’s Johnson Space Center where he co-invented their patented FTRC technology. While at NASA, he supported the design of lithium-ion batteries and their associated thermal management systems for human spaceflight applications.

Dr. Walker received his B.S. in Mechanical Engineering from West Texas A&M University and Ph.D. in Materials Science and Engineering from the University of Houston.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Tom Colton or John Yi

Gateway Group

Main: (949) 574-3860

KULR@gatewayir.com

Public Relations:

Robert Collins / Zach Kadletz / Anna Rutter

Gateway Group

Main: (949) 574-3860

KULR@gatewayir.com

Brokers and Analysts:

Chesapeake Group

Main: (410) 825-3930

info@chesapeakegp.com